Proxy Statement Pursuant to Section 14(a) of the
                            Securities Exchange Act of 1934
Filed by Registrant (x)
Filed by a Party other than the Registrant ( )
Check the appropriate box:
(x)   Preliminary Proxy Statement
( )   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  Roanoke Gas Company
                   (Name of Registrant as Specified in its Charter)
                       Roger L. Baumgardner, Corporate Secretary
                      (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
(x)   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rules 14a-6(i)(3).
( )   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.
      (1)    Title of each class of securities to which transaction applies:
      (2)    Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)    Proposed maximum aggregate value of transaction:
Set forth the amount on which the filing fee is calculated and state how it was determined.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                                                             PRELIMINARY COPY

                                  ROANOKE GAS COMPANY
                  ---------------------------------------------------

                  519 KIMBALL AVENUE, N.E.  ROANOKE, VIRGINIA  24016
                  ---------------------------------------------------


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD JANUARY 27, 1997

                                 ---------------------



      NOTICE is hereby given that, pursuant to its Bylaws and call of its directors, the Annual Meeting of the Shareholders of Roanoke Gas Company will be held at the office of the Company, 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, on Monday, January 27, 1997, at 9 a.m., Eastern Standard Time, for the election of directors, the approval of an amendment of the Company's Articles of Incorporation providing for classification of the Board of Directors into three classes of directors with staggered terms of office and implementing certain related matters, the approval of the Roanoke Gas Company Restricted Stock Plan for Outside Directors, the appointment of independent auditors for fiscal year 1997 and the transaction of such other business as may properly come before the meeting. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the meeting.

      Only those shareholders of record as of the close of business on November 22, 1996, shall be entitled to vote at the meeting.

      You are urged to sign and date the enclosed form of proxy and return it promptly in the enclosed self-addressed, stamped envelope. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.

      By Order of the Board of Directors.

                                        ROGER L. BAUMGARDNER

                                        Secretary

December 13, 1996

                                                            PRELIMINARY COPY

                                    PROXY STATEMENT
                                 --------------------

                               MAILED DECEMBER 13, 1996

              ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 27, 1997


      This Proxy Statement is furnished on December 13, 1996, in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Roanoke Gas Company (the "Company"), to be held on Monday, January 27, 1997, at 9 a.m., Eastern Standard Time, at the office of the Company, 519 Kimball Avenue, N.E, Roanoke, Virginia 24016.

      Proxies in the form enclosed herewith are solicited by management at the direction of the Board of Directors of the Company. If the enclosed proxy is properly signed and returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with its terms for the election of the management nominees for the Board of Directors, for the amendment of the Company's Articles of Incorporation to classify the Board of Directors into three classes of directors with staggered terms of office and implement certain related matters (the "Proposed Amendment"), for approval of the Roanoke Gas Company Restricted Stock Plan for Outside Directors (the "Proposed Plan"), and for the appointment of independent auditors for fiscal year 1997. Any proxy given pursuant to this solicitation may be revoked at any time prior to the vote of the shareholders, and an opportunity will be given to shareholders attending the meeting to withdraw their proxies and to vote their shares in person.

      The Company's Annual Report to Shareholders for the year ended September 30, 1996 is being sent to all shareholders concurrently with this Proxy Statement. Said Annual Report is not to be considered a part of the proxy solicitation material.

                                   Voting Securities

      The close of business on November 22, 1996, has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders. There were 1,483,462 shares of common stock outstanding as of the foregoing record date, and each such share is entitled to one vote. To the Company's knowledge, no person is the beneficial owner of more than five percent of the issued and outstanding common stock of the Company.

      A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. Approval of the Proposed Amendment and the Proposed Plan requires the affirmative vote, at a meeting at which a quorum is present, of a majority of the votes cast by the shares that are entitled to vote. Votes that are withheld and Broker Shares that are not voted in the election of directors and/or in connection with the Proposed Amendment or the Proposed Plan will not be included in determining the number of votes cast.

                           Security Ownership of Management

      The following table sets forth, as of November 22, 1996, certain information regarding the beneficial ownership of the common stock of the Company by each director nominee and named executive officer and by all director nominees and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

                                   Shares of Common
  Name of                      Stock Beneficially Owned
Beneficial Owner                    As of 11/22/96                Percent of Class
----------------                    --------------                ----------------
Lynn D. Avis                                9,410 1                      *
Abney S. Boxley, III                        3,486                        *
Frank T. Ellett                             5,286                        *
Frank A. Farmer, Jr.                       30,843 2                    2.08
Wilbur L. Hazlegrove                       36,271 3                    2.45
J. Allen Layman                             3,987                        *
John H. Parrott                            14,325 4                      *
Thomas L. Robertson                         3,901                        *
S. Frank Smith                              5,320                        *
All Directors and Executive Officers      123,058 5                    8.23
 as a Group (13 persons)
----------------------------

*   Less than 1%

1 Includes 874 shares owned by son, as to which shares Mr. Avis disclaims beneficial ownership.
2 Includes 8,457 shares owned by spouse and 818 shares owned by Mr. Farmer's mother, for which Mr. Farmer holds power of attorney. Also includes 5,000 shares which Mr. Farmer has the right to acquire through the exercise of stock options.
3 Includes 11,144 shares owned by spouse and 66 shares owned by daughter. Also includes 823 shares owned by son, as to which shares Mr. Hazlegrove disclaims beneficial ownership.
4    Includes 2,216 shares owned by spouse.
5 Includes an aggregate of 11,500 shares which executive officers have the right to acquire through the exercise of stock options.



                                 ELECTION OF DIRECTORS

Proposal No. 1

      Increasingly in recent years, officers of the Company have been approached by others to open discussions for acquisition of the Company. The Board of Directors does not believe that it is obligated to shareholders to sell, hold out for sale or engage in discussions for sale of the Company and has formally acted to direct officers and individual directors to advise those who may propose acquisition or discussions for acquisition that the Company is not now for sale under any arrangement requiring Board approval.

      The persons named below have been nominated as management nominees for election to the Board of Directors of the Company. Unless authorization is withheld, the persons named as proxies will vote for the election of the nominees named below. Each nominee has agreed to serve if elected. In the event any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other persons as the Board may designate. The present principal occupation or employment and employment during the past five years and the office, if any, held with the Company are set forth opposite the name of each nominee. All management nominees are members of the present Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

      At the Annual Meeting, nine directors will be elected. If Proposal No. 2 (described below) is adopted by the shareholders, a classified Board will be elected so that three directors will hold office until the 1998 Annual Meeting of Shareholders, three directors will hold office until the 1999 Annual Meeting of Shareholders and three directors will hold office until the 2000 Annual Meeting of Shareholders, and in each case until their respective successors are elected and qualified.

      If Proposal No. 2 is adopted, it is the intention of the persons named as proxies in the accompanying form of proxy, unless otherwise instructed, to vote for the election of each nominee set forth below for the term expiring in the year indicated. If Proposal No. 2 is not adopted, the persons named as proxies intend to vote, unless otherwise instructed, for the election of each such nominee to serve for one year.

      The Board of Directors recommends a vote FOR each of the nominees for
                                               ---
Director.

                        Year In
                         Which
                     First Elected
Name and Age          As Director             Principal Occupation
------------          -----------             --------------------

CLASS A DIRECTORS FOR ELECTION TO TERMS EXPIRING IN 1998

Abney S. Boxley, III     1994       President, W. W. Boxley Co. (Crushed stone
  Age 38                            supplier); Director, Valley Financial
                                    Corporation

John H. Parrott          1983       President, John H. Parrott and Associates,
  Age 69                            Inc. (Construction consultants) since
                                    1983; prior thereto, Vice President, Olver,
                                    Incorporated (Consulting engineers and
                                    environmental laboratories) 1986-1991

S. Frank Smith           1990       Executive Vice President, Coastal Coal
  Age 48                            Sales, Inc. (Marketers and sellers of coal)

CLASS B DIRECTORS FOR ELECTION TO TERMS EXPIRING IN 1999

Lynn D. Avis             1986       President, Avis Construction Co., Inc.
  Age 62                            (Construction Company)

J. Allen Layman          1991       President and Chief Executive Officer, R&B
  Age 44                            Communications, Inc. (Telecommunications)

Thomas L. Robertson      1986       President, Carilion Health System and
  Age 53                            Carilion Medical Center; Director, Roanoke
                                    Electric Steel Corporation

CLASS C DIRECTORS FOR ELECTION TO TERMS EXPIRING IN 2000

Frank T. Ellett          1983       President, Virginia Truck Center, Inc.
  Age 58                            (Sale, lease and service of heavy trucks)

F. A. Farmer, Jr.        1979       President and Chief Executive Officer of
  Age 64                            the Company since Jan. 1991; Chairman of
                                    the Board of Directors of the Company
                                    since Jan. 1996

W. L. Hazlegrove         1979       Member, law firm of Woods, Rogers &
  Age 67                            Hazlegrove, P.L.C.; Vice President and
                                    General Counsel of the Company, 1984-1994



                               Executive Compensation

      The following table contains information with respect to the individual compensation of the Chief Executive Officer for services in all capacities to the Company and its subsidiaries for the fiscal years ended September 30, 1996, 1995 and 1994. None of the Company's executive officers other than the Chief Executive Officer received total annual compensation in excess of $100,000 for services rendered to the Company during any of these years.

                                                Summary Compensation Table


    Name and                         Year           Annual Compensation        Long Term Compensation           All Other
    Principal                                                                                                 Compensation
    Position                                                                                                     ($) (2)

                                                Salary ($)      Bonus ($) (1)            Awards

                                                                                      Options/SARs

Frank A. Farmer, Jr.                 1996         158,858           11,000                 5,000                 5,089
  President & Chief                  1995         151,976            6,000                     0                 4,733
  Executive Officer                  1994         143,650                0                     0                 4,303
--------------

(1)   Bonus paid in current year for previous year's performance.
(2) Consists entirely of the Company's contribution under the Employees' Thrift Plan.

                                               Option Grants in Last Fiscal Year

                                                                                                 Potential Realized Value (1)
                                                                                                  at Assumed Annual Rates of
                                                                                                   Stock Price Appreciation
                                                        Individual Grants                               for Option Term
                                     -------------------------------------------------------        ----------------------
                                              % of Total
                                Number of       Options                      Market
                                Securities    Granted to      Exercise      Price on
                                Underlying     Employees       or Base       Date of
                                  Options      in Fiscal        Price         Grant      Expiration
 Name                           Granted (#)      Year       ($/Share) (2)   ($/Share)       Date         5% ($)     10% ($)
 ----                           -----------    --------      -----------    ---------     ---------      ------     -------
Frank A. Farmer, Jr.               5,000          37           $15.50        $15.50       10/30/05       126,239    201,015

(1) The dollar amounts under these columns are the result of calculations at the 0%, 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment. The Company did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(2) The exercise price of the options granted is equal to the closing sales price of the Company's common stock on the Nasdaq National Market on the date of grant. Options generally expire ten years from the date of grant.

Retirement Plan

      The Company has in effect a noncontributory Retirement Plan. The costs of benefits under the Plan, which are borne by the Company, are computed actuarially and defrayed by earnings from the Plan's investments and/or annual contributions of the Company. The Plan generally provides for the monthly payment, at normal retirement age 65, of the greater of (a) the participant's accrued benefit as of December 31, 1988 under the formula then in effect or (b) one-twelfth of (i) plus (ii) minus (iii): (i) 1.2% of the participant's average compensation for his highest consecutive sixty months of service multiplied by years of credited service up to thirty years, (ii)
 .65% of the participant's average compensation for his highest consecutive sixty months of service in excess of covered compensation (generally defined as the average of Social Security wage bases over a participant's assumed working lifetime) multiplied by years of credited service up to thirty years, and (iii) the participant's balance, if any, from the Company's former profit sharing plan. Early retirement with reduced monthly benefits is available at age 55 after ten years' service. Provisions also are made for vesting of benefits after five years of service and for disability and death benefits. All employees who have completed one year of service to the Company and are credited with at least 1,000 hours of service in a Plan year are eligible to participate in the Plan.

      It is estimated that at age 65, for Plan purposes, Mr. Farmer will have 33 credited years of service.

      The compensation covered by the Plan includes the total of all amounts paid to a participant by the Company for personal services reported on the participant's federal income tax withholding statement (Form W-2), up to certain statutory limits. For 1996, these earnings are limited to $150,000. This limit is indexed for cost of living after 1994.

                            Estimated Annual Pension For
                    Representative Years of Credited Service (1)
Highest Sixty Months
Average Compensation           15          20          25         30          35
--------------------           --          --          --         --          --
       $125,000              $32,100      $42,700    $53,400     $64,100     $64,100
        150,000               39,000       52,000     65,000      78,000      78,000
        175,000               39,000       52,000     65,000      78,000      78,000
        200,000               39,000       52,000     65,000      78,000      78,000
--------------

(1) The benefit amounts assume the employee is retiring at normal retirement age (age 65). The benefit amounts listed in the table are computed as a straight life annuity. No offset to pension benefits due to the Profit-Sharing Plan (which has been converted into the Thrift Plan) is reflected. Benefits are not reduced by Social Security.

           Report of the Compensation Committee of the Board of Directors

      The Compensation Committee (the "Committee"), which is made up of five members of the Board of Directors who are not officers or employees of the Company, is responsible for setting and administering the policies that govern the annual compensation paid to the executive officers of the Company, including the Chief Executive Officer.

      Annual Salary. In fiscal 1996, annual salary continued to be the primary component of compensation for executive officers of the Company. This is based in large part on concern that external factors beyond the control of Company executives, such as weather and regulatory decisions, may have a significant impact on corporate performance.

      The Committee recommends, for approval by the Board of Directors, the annual salaries of executive officers. Salaries are based on the respective positions held by the executive officers, including their accomplishments, level of responsibility and experience and the relationship of such salaries to the salaries of other Company managers and employees. In this regard, the Committee reviews the Chief Executive Officer's recommendations on compensation of the other executive officers and information concerning executive compensation at other companies in the American Gas Association. Such other companies are included in (but do not solely comprise) both of the peer indices reflected in the Performance Graph below. The Committee also considers overall corporate performance, customer service and satisfaction, relationships with regulatory agencies and the ability to manage and maintain a competent work force in preparing its compensation recommendations.

      Pursuant to its Stock Bonus Plan, the Committee approved the payment of bonuses to the CEO and other executive officers of the Company for outstanding performance during the fiscal year 1995. The Stock Bonus Plan is intended to allow the Board of Directors to award individual or collective superior performance that has resulted in enhanced shareholder value or returns and to encourage increased ownership of Company common stock by officers and management. The Stock Bonus Plan is administered by the Committee, which considers recommendations from the Company's President. The Company's bonus award proposals are subject to approval of the Board of Directors. Under the Stock Bonus Plan, executive officers of the Company are encouraged to own a position in the Company's common stock of at least 50% of the value of their annual salary. To promote this policy, the Plan provides that all officers with stock ownership positions below 50% of the value of their annual salaries must, unless approved by the Committee, receive no less than 50% of any performance bonus in the form of Company common stock. Bonus amounts, if any, for a fiscal year will generally be determined in the January following that fiscal year end. Bonus award determinations under the Stock Bonus Plan for performance in the 1995 fiscal year were based on the performance of the Company, which reflected an increase in earnings during a period of reduced revenue resulting from the warmer than normal weather, combined with an analysis of the individual contributions of officers receiving the bonuses to the overall performance of the Company.

      The Company adopted a Key Employee Stock Option Plan, which became effective January 1996. The Plan is intended to provide the Company's executive officers with long-term (ten-year) incentives and rewards tied to the price of the Company's common stock. The Committee believes that stock options will assist the Company in attracting, maintaining and motivating officers and other key employees of the Company, upon whose judgment, initiative and efforts the Company depends, by providing such persons with the opportunity to acquire an equity interest in the Company. Stock options are used to provide executive officers additional incentive to use their best efforts and superior performances to promote the best interest of the Company and the shareholders.

      In making its recommendation regarding the 1996 compensation of the Chief Executive Officer, the Committee considered all of the criteria above. Specific consideration also was given to the Chief Executive Officer's efforts toward cost containment, the Company's improved earnings and shareholder and customer growth in the preceding fiscal year. During 1996, Mr. Farmer received a bonus of $11,000, which he elected to take in Company common stock, for his performance during the fiscal year 1995. The amount of the bonus was determined based upon Mr. Farmer's success during 1995 in monitoring operational and capital budgets for maximum cost efficiency. The control of costs, operational and financing, resulted in improved earnings for the Company. Mr. Farmer also received during fiscal 1996 an option under the Key Employee Stock Option Plan to purchase 5,000 shares of Company common stock. The number of shares subject to the option was determined based on the Compensation Committee's determination that 5,000 option shares provided a reasonable additional incentive for the Chief Executive Officer to place added emphasis on enhancing share value through management practices while being generally moderate in the total grant.


                   Submitted by the Compensation Committee of the
                         Board of Directors of the Company:
                Lynn D. Avis, Abney S. Boxley, III, Frank T. Ellett,
                           J. Allen Layman, S. Frank Smith

                                  Performance Graph

      The following graph compares the yearly percentage change and the cumulative total of shareholder return on the Company's common stock with the cumulative return on the Standard & Poor's 500 Composite Index (the "S&P 500") and the Edward D. Jones & Co. Natural Gas Distribution Index for the five-year period commencing on September 30, 1991 and ending on September 30, 1996. These comparisons assume the investment of $100 in the Company's common stock in each of the indices on September 30, 1991 and the reinvestment of dividends.

                        (THE PERFORMANCE GRAPH APPEARS HERE.)


                                        1991   1992   1993   1994  1995   1996
Roanoke Gas Company                     $100    106    113    130   120    145
S & P 500 Composite Index               $100    111    125    130   169    203
Edward Jones
Natural Gas Distribution Index          $100    109    139    121   138    168

                            Transactions with Management

      The law firm of Woods, Rogers & Hazlegrove, P.L.C., of which W. L. Hazlegrove, a director of the Company, is a member, rendered legal services to the Company during 1996, and it is anticipated that similar legal services will be provided by that firm to the Company in 1997.

                              Remuneration of Directors

      Directors are compensated $6,000 per year in addition to receiving fees for meetings of the Company's Board of Directors and of Committees of the Board which they attend. Mr. Farmer is not compensated for attendance at Board and Committee meetings and does not receive $6,000 per year for service as a Board member. The schedule of fees paid to directors for each such meeting attended is as follows:

                          Board of Directors            $ 400
                          Executive Committee           $ 400
                          Audit Committee               $ 400
                          Compensation Committee        $ 400

      However, the fee for any Committee meetings held the same day as a Board meeting is $250.


                          Board of Directors and Committees

Audit Committee

      The Audit Committee of the Board of Directors, composed of Messrs. Boxley, Ellett, Izard, Layman, Robertson, and Smith, meets at least annually with the Company's chief financial officer, the independent auditors of the Company, and certain appropriate officers of the Company. The basic functions of this Committee include reviewing significant financial information, reviewing accounting procedures and internal controls and recommending the selection of the Company's independent auditors. The Audit Committee met three times during the 1996 fiscal year.

Executive Committee

      The Executive Committee of the Board of Directors, which is composed of Messrs. Hazlegrove, Ellett, Izard, and Parrott, is empowered to exercise all authority of the Board of Directors, except with respect to matters reserved for the Board by Virginia law. Thus, in the absence of nominations by the Board of Directors, this Committee may nominate persons as management's nominees for election to the Board of Directors by the shareholders at the Company's annual meeting. This Committee, which did not meet during fiscal year 1996, will not consider proposed nominees recommended by shareholders of the Company. The Board of Directors does not have a standing nominating committee as such.

Compensation Committee

      The Compensation Committee of the Board of Directors is composed of Messrs. Avis, Boxley, Ellett, Layman, and Smith. This Committee meets as necessary to consider and make recommendations to the Board of Directors concerning the salaries of certain executive officers and management employees of the Company. This Committee met twice during the 1996 fiscal year.

Meetings of the Board and Committees

      The Board of Directors met twelve times during the 1996 fiscal year. With the exception of Messrs. Boxley and Robertson, the incumbent members of the Board attended in fiscal year 1996, at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which they served.

               Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership of Company common stock with the Securities and Exchange Commission. Based on its review of the copies of such forms furnished to it and written representations from certain reporting persons that no other reports are required, the Company believes that in fiscal 1996 one report relating to one transaction was filed late by Frank A. Farmer, Jr. and four reports relating to one transaction each were filed late by John H. Parrott.

Proposal No. 2

APPROVAL OF AMENDMENT TO AUTHORIZE A CLASSIFIED BOARD OF DIRECTORS AND TO IMPLEMENT CERTAIN RELATED MATTERS

General

      The Company's Board of Directors has unanimously approved an amendment to the Company's Articles of Incorproation (the "Articles") and has voted to recommend that the Company's shareholders approve such Proposed Amendment. If adopted, the Proposed Amendment would (i) classify the Board of Directors into three classes, as nearly equal in number as possible, each of which, after an interim arrangement, would serve for three years, with one class being elected each year; (ii) provide that the number of directors may not be less than seven nor more than eleven, the precise number to be set in the Company's Bylaws or, if there is no Bylaw, to be nine; (iii) provide that directors shall be removed only for cause; and (iv) provide that any vacancy on the Board shall be filled by a majority of the remaining directors then in office, even if less than a quorum. The Proposed Amendment is designed to assure continuity and stability in the Board's leadership and policies, particularly in the event of an unsolicited tender offer. The Proposed Amendment also establishes a legal structure that encourages any potential acquiror to negotiate with the Board rather than unilaterally attempt to gain control of the Company. The Board believes that this approach is the one most likely to result in long-term enhancement of shareholder value. Although there has been no problem in the past with the continuity or stability of the Board, the Board believes that the Proposed Amendment will help to assure the continuity and stability of the Company's affairs and policies in the future. If approved, the Proposed Amendment will be effective upon the filing of Articles of Amendment with the State Corporation Commission of Virginia, which filing will be made promptly after the Annual Meeting.

      Before voting on the Proposed Amendment, shareholders are urged to read carefully the following sections of this Proxy Statement, which describe the amendment and its purposes and effects, and Exhibit I hereto, which sets forth the full text of the Proposed Amendment. The description of the Proposed Amendment is qualified in its entirety by reference to
Exhibit II.

      Adoption of the Proposed Amendment requires the affirmative vote of more than two-thirds of the outstanding shares of the Company's common stock. A failure to vote, either by not returning the enclosed proxy or checking the "Abstain" box, will have the same effect as a vote against Proposal No. 2.

Classification of the Board of Directors

      The present Articles are silent on the matter of election of directors and, accordingly, under applicable law, all directors are to be elected to the Board annually for a term of one year. Directors of the Company are elected by a plurality of the votes cast in an election of directors at any annual or special meeting of the shareholders. The Company's Articles do not permit cumulative voting for directors.

      The Proposed Amendment would divide the Board into three classes, each class to be as nearly equal in number as possible. Three directors will be elected for a term expiring at the 1998 Annual Meeting of Shareholders, three directors will be elected for a term expiring at the 1999 Annual Meeting of Shareholders, and three directors will be elected for a term expiring at the 2000 Annual Meeting of Shareholders (in each case until their respective successors are elected and qualify). Starting with the 1998 Annual Meeting of Shareholders, one class of directors -- approximately one-third of the Board -- will be elected each year for a three-year term. The Proposed Amendment with respect to classifying the Board, if adopted, will apply to every election of directors.

      A classified Board will extend the time required to change the composition of a majority of directors. Presently, a change in composition of the Board of Directors can be made by shareholders of a majority of the Company's stock voting at a single meeting. With a classified Board, two annual meetings normally would be required for holders of a majority of the Company's stock to change the composition of a majority of the Board of Directors, since only one-third of the number of directors will be elected at each meeting. Because of the additional time required to change the composition of the Board, classification of the Board also may make the removal of incumbent management more difficult.

      Since the classified Board will increase the time required for a third party to obtain control of the Company without the cooperation of the Board of Directors, it may tend to discourage certain tender offers, including perhaps some tender offers that some shareholders may feel would be in their best interest. However, the Board of Directors believes that classification of the Board will provide the Board with more time to evaluate any takeover proposal and thus enable it to better protect the interests of the Company and the remaining shareholders. The Board is not aware of any current specific effort to attempt to gain control of the Company. Although the Proposed Amendment would not impede an acquisition of the Company approved by the Board, adoption of the Proposed Amendment may affect the ability of the shareholders of the Company to change the composition of the incumbent Board, to affect its policies generally and to benefit from transactions which are opposed by the incumbent Board.

Number of Directors

      Article II, Section 2 of the Company's current Bylaws provides that the number of directors constituting the Board of Directors of the Company shall be nine. Under Virginia law, the number of directors may be fixed or changed from time to time by amendment of the Bylaws by the shareholders or by the Board of Directors. The Proposed Amendment fixes in the Articles a variable range and provides that the precise number of directors, within that variable range, will be as from time to time designated in the Bylaws by the Board of Directors.

      This provision, together with the provisions hereafter discussed regarding the filling of vacancies on the Board and restrictions on removal of incumbent directors, may make it more difficult for a majority shareholder to obtain representation quickly by enlarging the Board and filling the directorships with its own nominees.

Removal of Directors; Filling Newly-Created Directorships and Vacancies

      Currently, any director may be removed, with or without cause, by a majority vote of the shares entitled to elect directors, and newly-created directorships and vacancies may be filled by a plurality vote of the shareholders or a majority vote of the Board of Directors. The Proposed Amendment provides that a director may be removed only for cause and that any vacancy on the Board occurring during the course of the year, including vacancies created by an increase in the number of directors, shall be filled by a majority vote of the remaining directors, whether or not a quorum. Directors elected in this manner would, under Virginia law, hold office until the next shareholders' meeting at which directors are elected, when they would be subject to reelection by the shareholders.

      These provisions are intended to prevent a majority shareholder from destablizing the classified Board by removing directors without cause and replacing them with its own nominees. Removal of directors only for cause may encourage bidders to negotiate with the Board of Directors prior to launching a takeover bid. This provision, together with the provision for classification of the Board of Directors and the other provisions of the Proposed Amendment, would make it more difficult and more time consuming for shareholders to replace a majority of the directors even when the only reason for a change may be the performance of the present directors.

Other Article and Bylaw Provisions

      The Company's Articles and Bylaws do not currently contain any other conventional anti-takeover provisions, and the Company has no current plans to submit further proposals to shareholders with a possible "anti-takeover" effect.

      The Virginia Stock Corporation Act (the "Corporation Act") contains provisions governing "affiliated transactions" designed to deter uninvited takeovers of Virginia corporations. These provisions, with several exceptions discussed below, require approval of material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its voting shares (a "10% holder") by holders of at least two-thirds of the remaining voting shares. Under the statute, for the three years following the time the 10% holder crosses the 10% threshold, a Virginia corporation cannot engage in an affiliated transaction (primarily a merger, sale of assets or other business combination) with the 10% holder without approval of a majority of the "disinterested directors" and two-thirds of the voting shares of the Company other than shares owned by the 10% holder. This special voting requirement does not apply if a majority of "disinterested directors" approved the acquisition of the more than 10% interest in advance. After the three-year period has expired, a 10% holder may engage in an affiliated transaction only if the transaction has been approved by a majority of "disinterested directors" or by two-thirds of the disinterested stockholders, or if the transaction satisfies the statute's "fair-price" requirements.

      The Corporation Act also provides that shares acquired in a transaction that would cause the acquiring person's voting strength to cross any of three thresholds (20%, 33 1/2%, 50%) have no voting rights unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the Company. An acquiring person may require the Company to hold a special meeting of shareholders to consider the granting of voting rights within fifty days of its request.

      The Board of Directors recommends a vote FOR Proposal No. 2.
                                               ---



APPROVAL OF ROANOKE GAS COMPANY RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

Proposal No. 3

      At its meeting on September 23, 1996, the Board of Directors of the Company adopted, subject to shareholder and Virginia State Corporation Commission approval, the Roanoke Gas Company Restricted Stock Plan for Outside Directors. The Proposed Plan is applicable to not more than 50,000 shares of Company common stock.

      The text of the Proposed Plan is attached to this Proxy Statement as
Exhibit II. The description of the Proposed Plan set forth below is qualified in its entirety by reference to Exhibit II. Under the Proposed Plan, 40% of the monthly retainer fee paid to each nonemployee director of the Company shall be paid in shares of common stock that is subject to vesting and nontransferability restrictions (the "Restricted Stock"). The number of shares of Restricted Stock will be calculated each month based on the closing sales price of the Company's common stock on the Nasdaq-NMS on the first day of the month, if the first day of the month is a trading day, or if not, the first trading day prior to the first day of the month. A participant can, subject to approval of the Board, elect to receive up to 100% of his retainer fee for the fiscal year in Restricted Stock. Such election cannot be revoked or amended during the fiscal year.

      The following table indicates the minimum and maximum number of shares of Restricted Stock which could have been purchased under the Proposed Plan if it had been in effect for the 1996 fiscal year by all current nonemployee directors as a group. Directors who are executive officers or employees of the Company are not eligible to participate in the Proposed Plan.


                            Minimum Number of       Maximum Number of
                          Shares of Restricted    Shares of Restricted
                               Stock 1, 2              Stock 1, 2
                              ------------            ------------
Nonemployee directors
  as a group (9 persons)         1,234                   3,086

1   Directors' retainer fee during 1996 was $500 per month.
2 Assumes purchase price of $17.50 per share, the closing sales price of the Company's common stock on November 1, 1996. The number of shares of Restricted Stock purchased each month will vary depending on the closing sales prices of the Company's common stock on the Nasdaq-NMS.

      The shares of Restricted Stock of the Company issued under the Proposed Plan will vest only in the case of a participant's death, disability, retirement (including not standing for reelection to the Board), or in the event of a change in control of the Company. There is no option to take cash in lieu of stock upon vesting of shares under the Proposed Plan. The Restricted Stock may not be sold, transferred, assigned or pledged by the participant until it has vested in accordance with the terms of the Proposed Plan. At the time the Restricted Stock vests, a certificate for vested shares will be delivered to the participant or the participant's beneficiary.

      The shares of Restricted Stock will be forfeited to the Company by a participant's voluntary resignation during his term on the Board or removal for cause as a director.

      Subject to the terms of the Proposed Plan, a participant, as the owner of the Restricted Stock, has all rights of a shareholder, including, but not limited to, voting rights, the right to receive cash or stock dividends, and the right to participate in any capital adjustment of the Company. The Company may require that all dividends or other distributions paid on shares of Restricted Stock be automatically sequestered and reinvested on an immediate or deferred basis in additional Restricted Stock.

      The Board may at any time suspend or terminate the Proposed Plan or amend it from time to time in such respects as the Board may deem advisable in the best interests of the Company. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, merger or other change in or affecting the corporate structure or capitalization of the Company, appropriate adjustments in the number, price and kind of Restricted Stock authorized to be issued under the Proposed Plan and in any outstanding Restricted Stock will be made.

      An award of Restricted Stock will not be taxable income to the participant, nor will the award be a deductible expense to the Company, at the date of the award, unless the participant makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of the award. When the Restricted Stock becomes transferrable and nonforfeitable, if no election has been made under Section 83(b), the Restricted Stock will be subject to tax based on fair market value on the date that is the later of (i) the date the restrictions imposed lapsed and the shares became transferable; and (ii) six months after the date the Restricted Stock was awarded. The Company will be entitled to a tax deduction (i) in an amount equal to the amount of ordinary income recognized by the participant director; and (ii) in the taxable year the participant director recognizes the income.

      The foregoing discussion of federal income tax aspects is only a summary and based upon interpretations of the existing laws, regulations and rulings which could be materially altered at any time.

      The Proposed Plan will become effective upon approval by the shareholders and the Virginia State Corporation Commission. The Proposed Plan is designed to advance the interests of the Company, its shareholders and affiliates by encouraging enabling outside directors, upon whose judgment, initiative and effort the Company relies for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.

      Approval of the Proposed Plan requires the affirmative vote of a majority of the votes cast by the shares that are entitled to vote at the Annual Meeting of Shareholders. See "Voting Securities" above.

      Your Board of Directors recommends a vote FOR Proposal No. 3.
                                                ---



                    APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Proposal No. 4

      Upon recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the year ending September 30, 1997. This appointment is subject to approval by the shareholders. A representative of KPMG Peat Marwick LLP is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders. KPMG Peat Marwick LLP has served as independent auditors of the Company since fiscal year 1990.

      The Board of Directors recommends a vote FOR approval of the
                                               ---
appointment of KPMG Peat Marwick LLP as independent public accountants for fiscal year 1997.

                                    Other Matters

      Management does not know of any matters to be presented at the Annual Meeting of Shareholders other than those set forth above. However, if any other matters properly come before the meeting, proxies received pursuant to this solicitation will be voted thereon in the discretion of the proxyholder.

                               Shareholders Proposals

      Proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting must be received by the Corporate Secretary of Roanoke Gas Company at its office, 519 Kimball Avenue, N.E., Roanoke, Virginia 24016, no later than August 15, 1997, in order to be considered for inclusion in the Company's Proxy Statement relating to that meeting.

                              Expenses of Solicitation

      The entire expense of preparing, assembling, printing and mailing the form of proxy and Proxy Statement will be paid by the Company. The Company will request banks and brokers to solicit their customers who beneficially own common stock of the Company listed in the names of nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expense of such solicitation. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph, cable and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies.

      By Order of the Board of Directors.

                                                  F. A. FARMER, JR.

                                                  President

December 13, 1996

The Company's Annual Report on Form 10-K for the year ended September 30, 1996 is available without charge to any shareholder requesting the same. Written requests should be addressed to the attention of Mr. Roger L. Baumgardner, Secretary, Roanoke Gas Company, P.O. Box 13007, Roanoke, Virginia 24030.

                                                                    Exhibit I

      Article Fourth of the Articles of Incorporation is amended by deleting existing Article Fourth and substituting in lieu thereof:

           "Fourth: (a) The number of directors of the Corporation, not less than seven nor more than eleven, shall be fixed by the Bylaws and, in the absence of a Bylaw fixing the number, shall be nine. Upon the adoption of this Article Fourth, the directors shall be divided into three classes (A, B and C) as nearly equal in number as possible. The initial term of office for members of Class A shall expire at the annual meeting of shareholders in 1998; the initial term of office for members of Class B shall expire at the annual meeting of shareholders in 1999; and the initial term of office for members of Class C shall expire at the annual meeting of shareholders in 2000. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election and shall continue to hold office until their respective successors are elected and qualify. In the event of any increase or decrease in the number of directors fixed by the Bylaws, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors so as to make all classes as nearly equal in number as possible.

           (b) Newly-created directorships resulting from an increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director may be removed from office only for cause."

                                                                  Exhibit II

                                 ROANOKE GAS COMPANY
                                RESTRICTED STOCK PLAN
                                FOR OUTSIDE DIRECTORS


1.    Purpose

      The Roanoke Gas Company Restricted Stock Plan for Outside Directors (the "Plan") is intended to advance the interests of Roanoke Gas Company, its shareholders, and its affiliates by encouraging and enabling outside directors upon whose judgment, initiative and effort the Company relies for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.

2.    Definitions

      The following definitions apply to this Plan and to the Election Forms:

      (a) Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant to receive Company Stock under this Plan if the Participant dies. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant, the Participant's Beneficiary is the first of the following who survives the Participant: the Participant's spouse (the person legally married to the Participant when the Participant dies); the Participant's children in equal shares; the Participant's other surviving issue, per
                                                                     ---
           stirpes; the Participant's parents; and the Participant's estate.
           -------

      (b) Beneficiary Designation Form means a form acceptable to the Chairman of the Committee or his designee used by a Participant according to this Plan to name the Beneficiary or Beneficiaries who will receive all the Company Stock under this Plan if the Participant dies.

      (c)  Board means the Board of Directors of the Company.

      (d) Change in Control means a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, notwithstanding the foregoing and without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on the date hereof), directly or indirectly, of 20% or more of the combined voting power of the Company's voting securities; (ii) the incumbent Board ceases for any reason to constitute at least the majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 75% of the directors comprising the incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause
           (ii), considered as though such person were a member of the incumbent Board; (iii) all or substantially all of the assets of the Company are sold, transferred or conveyed by any means, including, but not limited to, direct purchase or merger, if the transferee is not controlled by the Company, control meaning the ownership of more than 50% of the combined voting power of such entity's voting securities; or (iv) the Company is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred for purposes of the Plan by virtue of any transaction (i) which results in a Participant or a group of Persons which includes the Participant, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities; or
           (ii) which results in the Company, any affiliate of the Company or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Company or any of its affiliates (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities.

      (e)  Committee means the Compensation Committee of the Board.

      (f)  Company means Roanoke Gas Company.

      (g)  Company Stock means the common stock, $5 par value of the Company.

      (h)  Compensation means a Member's Retainer Fee for the Deferral Year.

      (i)  Election Form means a document governed by the provisions of
           Section 4 of this Plan, including the portion that is the related Beneficiary Designation Form, that applies to all of that Participant's shares of Restricted Stock under the Plan.

      (j)  Directors means those duly named members of the Board.

      (k) Election Date means the date established by this Plan as the date before which a Member must submit a valid Election Form to the Committee. For each Plan Year, the Election Date is July 31. However, for an individual who becomes a Member during a Plan Year, the Election Date is the thirtieth day following the date that he becomes a Member. Despite the two preceding sentences, the Committee may set an earlier date as the Election Date for any Plan Year.

      (l) Employee means an individual with whom either the Company or its affiliates has an employer-employee relationship as determined for Federal Insurance Contribution Act purposes and Federal Unemployment Tax Act purposes, including subsection 3401(c) of the Internal Revenue Code and regulations promulgated under that subsection.

      (m)  Members means Directors who are not simultaneously Employees.

      (n)  Participant means a Member during the Plan Year.

      (o)  Plan means the Company's Restricted Stock Plan for Outside
           Directors.

      (p) Plan Year means a fiscal year ending September 30 during which the Plan is in effect and during which a Member receives a portion or all of his Compensation in Restricted Stock hereunder.

      (q) Person means person within the meaning of Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934.

      (r) Restricted Stock means Company Stock issued to Participants under the Plan and subject to the vesting and nontransferability provision of the Plan.

      (s) Retainer Fee means that portion of a Director's Compensation that is fixed and paid without regard to his attendance at meetings.

3.    Restricted Stock Payments

      On the first day of each month during each Plan Year, forty percent (40%) of a Participant's Compensation for the month shall be paid in shares of Restricted Stock of the Company. In determining the number of shares to be issued pursuant to the preceding sentence, the Fair Market Value of the Restricted Stock under the Plan shall, for each calendar month, be calculated based on the closing sales price of the Company's common stock on the Nasdaq-NMS on the first day of the month, if the first day of the month is a trading day, or if not, the first trading day prior to the first day of the month.

4.    Additional Restricted Stock Election

      (a) Before each Plan Year's Election Date, each Member will be provided with an Election Form and a Beneficiary Designation Form. Subject to approval of the Board or the Committee, a Member may elect to receive up to 100% of his Compensation for the Plan Year in Restricted Stock.

      (b) An additional Restricted Stock election is valid when an Election Form is completed, signed by the electing Member, received by the Committee Chairman and approved by the Board or the Committee on or before the Election Date.

      (c) A Member may not revoke or amend an Election Form after the Election Date for the Plan Year. Any revocation before an Election Date is the same as a failure to submit an Election Form. Any writing signed by a Member expressing an intention to revoke his Election Form and delivered to a member of the Committee before the close of business on the relevant Election Date is a revocation.

5.    Vesting

      The shares of Restricted Stock of the Company issued under Section 3 and Section 4 of this Plan shall vest only in the case of a Participant's death, disability, retirement (including not standing for reelection to the Board), or in the event of a Change in Control of the Company. There shall be no option to take cash in lieu of stock upon vesting of shares under this Plan.

6.    Nontransferability

      No share of Restricted Stock issued hereunder may be sold, transferred, assigned, or pledged by the Participant until such share has vested in accordance of the terms of this Plan. At the time the Restricted Stock vests, and, if the Participant has been issued legended certificates of Restricted Stock, upon the return of such certificates to the Company, a certificate for such vested shares shall be delivered to the Participant (or the Beneficiary designated by the Participant in the event of death), free of restrictive legend (other than any required by applicable securities laws). Notwithstanding the foregoing, no vested shares may be sold, transferred, assigned or pledged by the Participant (or the Beneficiary) unless six months have elapsed between the date of grant of the shares of Restricted Stock which have vested and the date of the sale, transfer, assignment or pledge of such vested shares.

7.    Forfeiture

      The shares of Restricted Stock issued under Section 3 and Section 4 of this Plan shall be forfeited to the Company upon a Member's voluntary resignation during his term on the Board, or removal for cause as a Director.

8.    Stock Certificates

      Stock certificates representing the Restricted Stock, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock evidenced by such certificate in the event it is forfeited, shall be deposited by the recipient with the Company.

9.    Rights as Shareholder

      Subject to the terms of this Plan, the Participant, as the owner of the Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights, the right to receive cash or stock dividends thereon, and the right to participate in any capital adjustment of the Company. Any distribution with the respect to shares of Restricted Stock other than in the form of cash shall be held by the Company, and shall be subject to the same restrictions as the shares with respect to which such distributions were made. The Committee may require that any or all dividends or other distributions paid on shares of Restricted Stock shall be automatically sequestered and may be reinvested on an immediate or deferred basis in additional shares of Company stock, which may be subject to the same restrictions as the Restricted Stock or such other restrictions as the Committee may determine.

10    Claims against Participant's Restricted Stock

      The shares of Restricted Stock issued pursuant to this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Moreover, the shares are not subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in this Plan gives any Participant any interest, lien, or claim against any specific asset of the Company.

11.   Amendment or Termination

      The Board may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the Restricted Stock issued hereunder may conform to any changes in the law or any other respect with which the Board may deem to be in the best interests of the Company. No such suspension, termination or amendment of the Plan shall require approval of the shareholders unless shareholder approval is required by applicable law or stock exchange requirements.

12.   Notices

      Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his last known business address.

13.   Waiver

      The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

14.   Construction

      This Plan is created, adopted, and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-law rules). It is governed by those laws in all respects. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision. Use of the one gender includes all, and the singular and plural include each other.

15.   Adjustments For Changes in Capitalization

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, the Committee shall make appropriate adjustments in the number, price or kind of shares of Restricted Stock authorized to be issued under this Plan, and in any outstanding shares of Restricted Stock issued hereunder.

16.   Withholding Taxes

      Whenever the Company is required to issue or transfer shares of Restricted Stock under this Plan, the Company shall have the right to require the recipient of such Restricted Stock to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate for such shares.
Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

17.   Indemnification

      The Company shall indemnify and hold harmless each person who is or has been a member of the Committee, or of the Board of Directors, against and from any and all loss, expense, liability, or costs (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceedings to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him in settlement thereof with the Company's approval or paid by him in satisfaction of a final judgment against him in such action, suit, or proceedings, provided he shall give the Company an opportunity, at its own expense to handle and defend the same before he undertakes to handle defense on his own behalf. The right of indemnification herein set forth shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation, or code or regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or to hold him harmless. It is the Company's intention that all expenses incurred in connection with the administration of the Plan shall be borne by the Company rather than by any member of the Committee or the Board of Directors.

18.   Effective Date of the Plan

      The Plan is subject to approval by the shareholders of the Company. The Plan will become effective on the date so approved.

19.   Shares Subject to the Plan

      The aggregate number of shares of Company Stock which may be issued in respect to Restricted Stock shall not exceed 50,000 shares. All shares distributed pursuant to the Plan shall consist of authorized but unissued shares of the Company.

20.   Power of the Committee

      The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Plan Participants.

21.   Miscellaneous

      Transactions under this Plan are intended to comply with Rule 16b-3 (or its successor), as amended from time to time, promulgated pursuant to the Securities Exchange Act of 1934. Therefore, to the extent any provision of the Plan or action by a person administering the Plan fails to so comply, it shall be deemed null and void ab initio to the extent permitted by law and
                              -- ------
deemed advisable by the Committee.

      As evidence of its adoption and approval of this Plan and approval of the terms and conditions of each Participant transaction hereunder, the Board has caused this document to be executed on its behalf, and on behalf of the Company, this 23rd day of September, 1996.
                     ----        ---------



                                    By s/F. A. Farmer
                                       -----------------------------------
                                           Chairman of the Board
                                           and President of Roanoke
                                           Gas Company

                                                             Preliminary Copy

PROXY

                                 ROANOKE GAS COMPANY
                              519 Kimball Avenue, N.E.
                               Roanoke, Virginia 24016


             This Proxy is solicited on behalf of the Board of Directors

      The undersigned hereby appoints Albert W. Buckley and Robert W. Woody, or either of them, with full power of substitution, to vote all common stock of Roanoke Gas Company held of record by the undersigned as of November 22, 1996, at the Annual Meeting of Shareholders of Roanoke Gas Company to be held on January 27, 1997, and any adjournments thereof, as follows:

      1.   ELECTION OF DIRECTORS:

           [  ]  FOR all nominees listed          [  ]  WITHHOLD AUTHORITY
                 below (except as marked                to vote for all
                 to the contrary below)                 nominees listed below

           Lynn D. Avis, Abney S. Boxley, III, Frank T. Ellett, F.A. Farmer, Jr., W.L. Hazlegrove, J. Allen Layman, John H. Parrott, Thomas L. Robertson, S. Frank Smith.

           INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the lines below:

           ------------------------------------------------------------------
           ------------------------------------------------------------------
                                       (Over)

      2. APPROVAL OF AN AMENDMENT OF THE ARTICLES OF INCORPORATION CLASSIFYING THE BOARD OF DIRECTORS AND IMPLEMENTING CERTAIN RELATED MATTERS, all as more fully set forth in the Proxy Statement dated December 13, 1996.

                [  ] FOR            [  ] AGAINST        [  ] ABSTAIN

      3. APPROVAL OF ROANOKE GAS COMPANY RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS.

                [  ] FOR            [  ] AGAINST        [  ] ABSTAIN

      4. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP as independent auditors for the fiscal year 1997.

                [  ] FOR            [  ] AGAINST        [  ] ABSTAIN

      5. Upon such other business as may properly come before the meeting and any adjournments thereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3
                                                ---
AND 4 ABOVE.

      The undersigned hereby acknowledges receipt of the Proxy Statement dated December 13, 1996.

                              Dated:
                                    ---------------------------------

                              ----------------------------------------
                                    Signature of Shareholder

                              Please sign your name(s) exactly as shown imprinted hereon. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.

                              (This proxy is revocable at any time prior to exercise hereof.)